EXHIBIT 10.1


              SUPPLEMENT TO MULTIMEDIA/CORPORATE IMAGING AGREEMENT
                               DATED MARCH 5, 2002

              SUPPLEMENT TO MULTI-MEDIA/CORPORATE IMAGING AGREEMENT

     The following provisions are hereby incorporated into and made a part of that certain Multi-Media/Corporate Imaging Agreement, dated December 7, 2001 (the "Agreement") between Dimensional Visions Incorporated, a Delaware corporation (the "Client"), on the one hand, and David W. Keaveney and Jason M. Genet (collectively, the "Members"), on the other hand. This Supplement to Multi-Media/Corporate Imaging Agreement ("Supplement") shall be effective as of March 05, 2002 (the "Effective Date"). All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

     1. The Agreement states that, "To complete both Phase One and Phase Two, it is mutually agreed the total cost (the `Fee') of Three Hundred and Fifty Thousand Dollars ($350,000) may be satisfied by cashiers check or Three Hundred and Fifty Thousand Dollars ($350,000) in shares of common stock of Client (`Shares') registered with the Securities and Exchange Commission (`SEC') on Form S-8 representing 5,000,000 Shares priced at $0.07 per Share (bid price the day of this Agreement). It is understood that if the Share price falls below $0.07, Client will deliver additional Shares to compensate for the decreased Share price for a period of six months from the date of this Agreement. It is also understood that if the Share price increases above $.07 per Share, Members shall return to Client any remaining Shares for a period of six months from the date of this Agreement." The Share price has fallen to $0.002 as of March 05, 2002. However, Members have agreed to accept 39,200,000 Shares due to the price discrepancy at a value of $0.008929 per share. Therefore, Client shall issue to the Members an additional 34,200,000 (17,100,000 each) shares of common stock (the "Additional Shares") in accordance with the Agreement. However, if the Share price goes above $0.008929 within six months from the date of the Agreement, Shares will be returned to the Client on a pro rata basis such that the Members shall receive compensation in stock valued at no more than $350,000. The additional 34,200,000 Shares (all or in part) shall be registered with the SEC on a Registration Statement on Form S-8 by Client at Client's expense in the due course of business, but not later than May 31, 2002. The Client shall immediately register, via Form S-8, 12,000,000 of the additional 34,200,000 shares. The remaining shares issued (22,200,000) shall be restricted under Rule 144 and shall be held in escrow until such time as the Client ascertains (by the pro rata calculation above) whether the Member needs to return any shares.

     2. Members represent and warrant that this issuance of the Additional Shares fully satisfies all the requirements of the Agreement and that no further Shares shall be issued by Client no matter how low the Share price falls.

     3. Members recognize that Client will be conducting an Annual Meeting of its Stockholders and soliciting proxies for certain agenda items. Members represent and warrant that Client did not solicit proxies from the Members nor did Client issue the Additional Shares in exchange for Members to vote on any agenda items for Client's pending Annual Meeting of Stockholders.

     4. All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, the Parties have caused this Supplement to be duly executed and delivered as of the Effective Date.

CLIENT:

Dimensional Visions Incorporated,
a Delaware corporation


/s/ John D. McPhilimy
---------------------------
BY: John D. McPhilimy
ITS: President

MEMBERS:


/s/ David W. Keaveney
---------------------------
David W. Keaveney


/s/ Jason M. Genet
---------------------------
Jason M. Genet